UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020

DOMO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38553	27-3687433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

772 East Utah Valley Drive American Fork, UT 84003
(Address of Principal Executive Offices, and Zip Code)
(562) 677-9480
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The applicable information set forth in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

Domo, Inc., a Delaware corporation (the “Company”), adopted amended and restated bylaws that became effective upon the closing of the Company’s initial public offering (the “Bylaws”). Article XI of the Bylaws provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (that provision, the “Federal Forum Provision”).

On December 19, 2018, the Delaware Court of Chancery issued a decision in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL (Del. Ch.), finding that provisions such as the Federal Forum Provision are not valid under Delaware law. Following this decision, on January 7, 2019, the Company issued a Current Report on Form 8-K stating that it did not intend to enforce the Federal Forum Provision in the Bylaws unless the Sciabacucchi decision was appealed and the Delaware Supreme Court reversed the decision.

On March 18, 2020, the Delaware Supreme Court issued its decision in Salzburg v. Sciabacucchi, No. 346, 2019 (Del.), which reversed the Delaware Court of Chancery’s decision. The Delaware Supreme Court found that provisions such as the Federal Forum Provision are facially valid under Delaware law. In light of this decision finally resolving the facial validity of such provisions, the Company intends to enforce the Federal Forum Provision in the Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMO, INC.

Date: March 23, 2020	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer

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